Exhibit 99.1

AMMO, INC. SETS FISCAL 2021 EARNINGS CALL

SCOTTSDALE, AZ, June 21, 2021 — AMMO, Inc. (Nasdaq: POWW) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, is pleased to be hosting an earnings conference call on Tuesday, June 29, 2021 at 5:00 p.m. EDT. The Company is also confirming 2021 Fiscal Year revenue guidance of $62 million, representing year-over-year projected revenue growth of 319%.

Comparison for Fiscal Fourth Quarter 2021 vs. Fiscal Fourth Quarter 2020

●	Revenue guidance for the quarter of $24 million – a 400% increase in comparison to the $4.8 million for the Fiscal 2020 quarter.

Comparison for Fiscal Year End 2021 vs. Fiscal Year End 2020

●	Revenue guidance for the fiscal year 2021 of $62 million – a 319% increase in comparison to the $14.8 million for fiscal year end 2020.

The conference call and audio-only webcast will begin at 5:00 p.m. EDT on Tuesday, June 29, 2021. To participate in the conference call, please join by dialing 1-877-407-0789 (domestic), 1-201-689-8562 (international), or via webcast (http://public.viavid.com/index.php?id=145369) at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Fiscal 2021 Earnings Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona. AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and armor piercing rounds for military use. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

As an AMMO subsidiary, GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com